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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of International Lottery & Totalizator Systems, Inc. of our report dated February 9, 1996 included in the 1995 Annual Report to Shareholders of International Lottery & Totalizator Systems, Inc.

    Our audits also included the financial statement schedule of International Lottery & Totalizator Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the Registration Statements (Form S-8, No. 2-99618) pertaining to the 1982 Employee Stock Option Plan, (Form S-8, No. 33-34121) pertaining to the 1986 Employee Stock Option Plan, (Form S-8, No. 33-34123) pertaining to the 1988 Employee Stock Option Plan of International Lottery & Totalizator Systems, Inc., (Form S-8, No.33-79938) pertaining to the 1990 Stock Incentive Plan, (Form S-8, No. 33-69008) pertaining to the 1993 Directors' Stock Option Plan and the Registration Statement (Form S-3, No. 33-78194) and in the related Prospectuses of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of International Lottery & Totalizator Systems, Inc. included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.

                                                       ERNST & YOUNG LLP

San Diego, California
March 15, 1996